UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 17, 2017

APPCOIN INNOVATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55049	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3250 Oakland Hills Court, Fairfield, CA  94534
 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 707.208.6368

REDSTONE LITERARY AGENTS, INC.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 1, 2017, we incorporated a Nevada subsidiary, AppCoin Innovations (USA) Inc., which we use to operate our new business of providing services for blockchain initial coin offerings.

In connection with our new business, we have appointed Cameron Chell as the president and a director of our company pursuant to a consulting agreement, dated August 21, 2017.  As compensation for acting as our president and chief executive officer, we have agreed to pay a signing bonus of $100,000, payable as to $50,000 within 30 days and $50,000 within 60 days, and a consulting fee in the amount of $10,000 per month.  Subject to compliance with all applicable securities laws, we will also grant to Mr. Chell stock options in an amount to be determined by our board of directors.  The agreement continue for twelve (12) months terms which will automatically be renewed unless our company provides 30 days prior written notice of its intention to not renew the agreement. The agreement may be terminated by (i) the Mr., Chell by providing at least 60 days advance notice in writing, (ii) our company by giving at least 30 days advance notice in writing, or (iii) our company without notice in the event that Mr. Chell: (i) breaches any term of the agreement, (ii) neglects the services or any other duty to be performed under the agreement, (iii) engages in any conduct which is dishonest, or damages the reputation or standing of our company, (iv) is convicted of any criminal act, (v) engages in any act of moral turpitude, (vi) files a voluntary petition in bankruptcy, or (vii) is adjudicated as bankrupt or insolvent.  Mr. Chell has also agreed for the term of the agreement not to compete with our company in the business of providing services for blockchain initial coin offerings.  During the term of the agreement and for a period of one (1) year immediately following the termination or expiration of the agreement, Mr. Chell has agreed not to solicit or induce any customer, prospective customer, supplier, sales personnel, employee or independent contractor involved with our company to terminate or breach any employment, contractual or other relationship with our company, or to otherwise discontinue or alter such third party’s relationship with our company.

Also in connection with our new business, on August 21, 2017, and pursuant to a transfer agreement dated for reference August 21, 2017, James P. Geiskopf, our sole director and officer, sold to Blockchain Fund GP Inc., 2,000,000 shares of our common stock for total consideration of $5,000.  Cameron Chell holds a 5.6% interest in Blockchain Fund GP Inc.

Our new business is a services and development business that provides a turnkey set of services for companies to develop and integrate blockchain and cryptocurrency technologies with a view to conducting initial coin offerings.  We enable companies to focus on their core competencies while providing the necessary resources and expertise to execute a strategy that will enable companies to integrate new blockchain plus cryptocurrency technologies and execute initial coin offerings. Our plan is to be partially compensated by these companies by receiving tokens or coins in the initial coin offerings.  This will allow our shareholders to indirectly participate in multiple initial coin offerings without having to open new accounts or electronic wallets with cryptocurrency exchanges.

Our services will include strategic planning, project planning, structure development and administration, campaign management, business plan modelling, technology development support, whitepaper preparation, due diligence reporting, escrow management, governance planning & management.,

Blockchain is a continuously growing list of records called blocks, which are linked and secured using cryptography. Each block contains typically a hash pointer as a link to a previous block, a timestamp and transaction data. By design, blockchains are inherently resistant to modification of the data. Functionally, a blockchain can serve as an open, distributed ledger that can record transactions between two parties efficiently and in a verifiable and permanent way. For use as a distributed ledger, a blockchain is typically managed by a peer-to-peer network collectively adhering to a protocol for validating new blocks. Once recorded, the data in any given block cannot be altered retroactively without the alteration of all subsequent blocks and a collusion of the network majority.

Blockchains are secure by design and are an example of a distributed computing system and decentralization can be achieved with a blockchain. This makes blockchains potentially suitable for the recording of events, medical records and other records management activities, such as identity management, documenting provenance, digital asset registration and transaction processing.

Initial coin offerings are an important new finance structure that enable companies to finance their business plans or projects without issuing equity (and diluting ownership) but rather by facilitating investment by a community of users or supporters that will actually be participating in the project and creating the value. By having a structured stake in the company or project, the investors are incentivized to increase the project’s value thereby driving the value of the crypto currency issued in the initial coin offering.

Cryptocurrency is a digital asset designed to work as a medium of exchange using cryptography to secure the transactions and to control the creation of additional units of the currency.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2017, we appointed Cameron Chell as the president, chief executive officer and a director of our company.  On the same date, James P. Geiskopf resigned as the president of our company.  Mr. Geiskopf remains as the secretary, treasurer and a director of our company.

Cameron Chell

Cameron Chell is the CEO of Business Instincts Group. He has built several startups, including Draganfly, RaptorRig, ColdBore, as well as being the Founder of Futurelink, the original cloud computing company. He is also the Co-Founder of UrtheCast, the first commercial video platform from space and Slyce, the visual purchasing engine.  Mr. Chell is currently involved with creating and sourcing new projects, and overseeing corporate development for Business Instincts Group. Business Instincts Group is a venture creation and management services company that integrates a proprietary strategic planning process (The RIPKIT) into organizations fostering strategic growth, valuation appreciation, liquidity, and management accountability. His primary responsibility is to provide project and strategic management facilitation while working with his co-founders, executives, and investors to determine what is most important and specifically how to get it done.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Chell and Geiskopf since January 1, 2016, or any currently proposed transaction with Messrs. Chell and Geiskopf in which we were or will be a participant and where the amount involved exceeds $349.60, being the lesser of $120,000 or one percent of the average of our total assets at yearend for the last two completed fiscal years, and in which Messrs. Chell and Geiskopf had or will have a direct or indirect material interest. .

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 17, 2017, we completed a merger with our wholly-owned subsidiary, AppCoin Innovations Inc., a Nevada corporation, which was incorporated solely to effect a change in our name.  As a result, we have changed our name from “Redstone Literary Agents, Inc.” to “AppCoin Innovations Inc.”.

Item 7.01 Regulation FD Disclosure

The name change became effective with the Over-the-Counter Bulletin Board at opening for trading on August 17, 2017 under the stock symbol “APCN”.  Our new CUSIP number is 03780Q102.

Item 9.01 Financing Statements and Exhibits

(d) Exhibits

3.1   Articles of Merger dated effective August 17, 2017.
10.1 Transfer Agreement dated August 21, 2017 with Blockchain Fund GP Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPCOIN INNOVATIONS INC.

/s/ Cameron Chell
Cameron Chell
President and Director

August 23, 2017

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